Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Chesapeake Energy Corporation of our report dated February 17, 2021, relating to the financial statements of Vine Oil & Gas LP appearing in Registration Statement No. 333-259252 on Form S-4 Chesapeake Energy Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 5, 2021